UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

SPEEDUS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-27582	13-3853788
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Dag Hammarskjold Blvd.
Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888)-773-3669

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 12, 2008, Speedus Corp. (the “Company”) received written notification from The Nasdaq Stock Market advising the Company that it no longer complies with Nasdaq’s audit committee requirements as set forth in Marketplace Rule 4350 and does not meet the independent director requirement under Marketplace Rule 4350(c)(1). These rules require that the Company’s Audit Committee be comprised of at least three members, each of whom must be independent and meet other requirements under Marketplace Rule 4350, and that a majority of the Company’s Board of Directors be comprised of independent directors. This notification has no effect on the listing of the Company’s common stock at this time.

The Company became non-compliant with these rules when Mr. Christopher Vizas, previously an independent director and member of the Audit Committee, accepted a position as Executive Chairman of Density Dynamics Corporation, a recently acquired majority-owned subsidiary of Speedus and pioneer of Green Solid RAM memory and processing products. Density Dynamics can be found on the web at www.densitydynamics.com. Mr. Vizas will remain on the Board of Directors of Speedus.

The Company has commenced a search process and expects to comply with the applicable Marketplace Rules as soon as practicable, but no later than the expiration of the “cure” periods provided by Nasdaq, as described below.

With regard to the audit committee requirement, Nasdaq has provided the Company until the earlier of the Company’s next annual shareholders’ meeting or December 2, 2009; or, if the next annual shareholders’ meeting is held before June 1, 2009, June 1, 2009, to regain compliance. If the Company does not comply with the rule by that date, the Company will receive notification that its common stock will be delisted from The Nasdaq Stock Market. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

With regard to the independent director requirement, Nasdaq is reviewing the Company’s eligibility for continued listing on The Nasdaq Stock Market. On or before December 29, 2008, the Company must provide to Nasdaq its specific plan and timetable to achieve compliance with the rules. If, after conclusion of its review process, Nasdaq determines that the plan is not adequate, the Company will receive notification that its common stock will be delisted from The Nasdaq Stock Market. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.
99.1	Press release dated December 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Speedus Corp.

By: /s/ Thomas M. Finn

Name: Thomas M. Finn

Title:	Treasurer and Chief Financial Officer

Date: December 16, 2008

EXHIBITS INDEX

EXHIBIT
NUMBER	TITLE OF DOCUMENT
99.1	Press release dated December 15, 2008